UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16th, 2021

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-192759	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 16th, 2021, the Board of Directors (the “Board”) increased the size of the Board to five (5) members, and appointed Mr. Shaul Yemal to the Board as an Independent Director and as a member of the Audit Committee.

Mr. Yemal will receive the same compensation from the Company as the other non-employee members of the Board of Directors.

Mr. Yemal, 75, brings decades of transnational management and finance experience. Previously Mr. Yemal served as Senior Economist in the Division of Economic Consulting for the Ministry of Finance, Budget Division of the Minister of Finance and Manager of the Economic and Planning Division of the Ministry of Energy (Israel). Mr. Yemal was acting Chair of Financial, Auditor and Compensation Committees for numerous companies both public and private. Mr. Yemal was CEO of ICL in Santiago, Chile, Senior VP of Business Development for ISAL Amlat VC Fund and was responsible for their IPO in the Tel Aviv stock exchange; Senior VP Corporate Manager and Board Member of Oridion Medical, and catalyst for their successful IPO on the Swiss stock exchange.

There are no arrangements or understandings between Mr. Yemal and any other person pursuant to which Mr. Yemal was selected as a director. Mr. Yemal is not a participant in any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 19th, 2021	CANNABICS PHARMACEUTICALS, INC.

	By:	/s/ Eyal Barad
	Name:	Eyal Barad
	Title:	Chief Executive Officer

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